Exhibit 4

CATALINA MARKETING CORPORATION

2004 EMPLOYEE PAYROLL DEDUCTION

STOCK PURCHASE PLAN

      The following constitute the provisions of the 2004 Employee Payroll Deduction Stock Purchase Plan of Catalina Marketing Corporation.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

      2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall have the meaning set forth therefor in Section 13(a) of the Plan.

(d) “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

(e) “Company” shall mean Catalina Marketing Corporation, a Delaware corporation.

(f) “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan; provided that a Subsidiary that is not a corporation (or is not with respect to the Company a “subsidiary corporation” within the meaning of Section 424(f) of the Code) shall only be eligible to adopt a sub-plan pursuant to Section 24(b).

(h) “Employee” shall mean any individual who is an employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Enrollment Date” shall mean the first day of each Offering Period.

(k) “Exercise Date” shall mean the last day of each Offering Period.

(l) “Fair Market Value” shall mean the value of one (1) share of Common Stock, determined as follows:

(1) If the shares are traded on a nationally recognized exchange or the National Market System (the “NMS”) of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the closing price as reported for composite transactions on the date of valuation or, if no sales occurred on that date, then the average of the highest bid and lowest ask prices on such exchange or the NMS at the end of the day on such date;

(2) If the shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the average of the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the date of valuation, or, if on such day such security is not quoted in the NASDAQ system, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

(3) If neither (1) nor (2) applies, the fair market value as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(m) “Offering Period” shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(n) “Plan” shall mean this Catalina Marketing Corporation 2004 Employee Payroll Deduction Stock Purchase Plan.

(o) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; subject to the discretion of the Board or the Committee to increase this percentage (so that it exceeds 85%) for any future Offering Period.

(p) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q) “Rule 16b-3” shall have the meaning set forth therefor in Section 13(b) of the Plan.

(r) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, and shall include any entity as to which the Corporation directly or indirectly owns more than a forty percent (40%) interest.

(s) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

      3. Eligibility.

(a) Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent such option permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Board or the Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be effective thereafter.

      5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

      6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board or the Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period that the aggregate of all payroll deductions which were accumulated with respect to the Offering Period equal $10,625. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

      7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common

Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during any calendar year more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Dates occurring during the calendar year, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire at the end of the day on the last day of the Offering Period.

      8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

      9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

      10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account during such Offering Period will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws during any Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon a participant’s ceasing to be an Employee (as defined in Section 2(h) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the then current Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws; provided, however, that any officer or director subject to Section 16(b) under the Exchange Act withdrawing with respect to an Offering Period from the Plan must cease further purchases under the Plan (and may not otherwise participate in the Plan) for at least six months from the date of such withdrawal.

(d) If a participant does not make contributions for an entire Offering Period and has participated during any prior Offering Period, the Company will promptly pay, to the participant (or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof) any of the participant’s payroll deductions that remain in the participant’s account.

      11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

      12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

      13. Administration.

(a) Administrative Body. The Plan shall be administered by the Board or a committee of at least two members of the Board appointed by the Board (the “Committee”). The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(2) If the Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act, or any successor provision (“Rule 16b-3”), provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not a “non-employee director” as that term is used in Rule 16b-3.

      14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

      16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      18. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in which the Company is not the surviving entity, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case with the assumed or new option containing such terms and provisions as shall be required substantially to preserve the rights and benefits of all options held by participating Employees during the then current Offering Period, unless the Board or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board or the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or the Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this Section, an option granted or assumed by a successor corporation shall be deemed to substantially preserve the rights and benefits of options held by participants if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant’s rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods (subject to the provisions of the second sentence of Section 4), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish or adjust the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

      20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      22. Term of Plan. The Plan shall become effective as soon as it receives approval by the stockholders of the Company. It shall continue in effect until December 31, 2013 unless sooner terminated under Section 19 hereof. The Plan received Board approval on July 22, 2004.

      23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 from time to time to qualify for the maximum exemption from Section 16 the Exchange Act with respect to Plan transactions.

      24. Rules For Foreign Jurisdictions and Non-423 Plan.

      Local Rules and Procedures. The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

      Sub-Plans. The Company may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Section 24 hereto designates all Subsidiaries that are establishing sub-plans as of the Effective Date. These Subsidiaries are becoming Designated Subsidiaries as of the Effective Date for all purposes of the Plan except they are not adopting the Plan pursuant to Code section 423 and are therefore outside its scope.

EXHIBIT A

CATALINA MARKETING CORPORATION

2004 EMPLOYEE PAYROLL DEDUCTION STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

☐ Original Application                                                             Enrollment Date:

☐ Change in Payroll Deduction Rate
☐ Change of Beneficiary(ies)

      1.                     hereby elects to participate in the Catalina Marketing Corporation 2004 Employee Payroll Deduction Stock Purchase Plan (the “2004 Employee Payroll Deduction Stock Purchase Plan”), and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the 2004 Employee Payroll Deduction Stock Purchase Plan.

      2. I hereby authorize payroll deductions from each paycheck in the amount of      % of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the 2004 Employee Payroll Deduction Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

      3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the 2004 Employee Payroll Deduction Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

      4. I have received a copy of the complete 2004 Employee Payroll Deduction Stock Purchase Plan. I understand that my participation in the 2004 Employee Payroll Deduction Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining stockholder approval of the 2004 Employee Payroll Deduction Stock Purchase Plan.

      5. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable minimum withholding obligation including any minimum withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

      6. I hereby agree to be bound by the terms of the 2004 Employee Payroll Deduction Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the 2004 Employee Payroll Deduction Stock Purchase Plan.

A-1

      7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the 2004 Employee Payroll Deduction Stock Purchase Plan:

NAME: (Please print)

(First) (Middle) (Last)

Relationship
--------------------------------------- (Address)

NAME: (Please print)

(First) (Middle) (Last)

Relationship
--------------------------------------- (Address)

Employee’s Social

Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:	--------------------------------------- Signature of Employee

--------------------------------------- Spouse’s Signature (If beneficiary other than spouse)

A-2

EXHIBIT B

CATALINA MARKETING CORPORATION

2004 EMPLOYEE PAYROLL DEDUCTION STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

      The undersigned participant in the Offering Period of the Catalina Marketing Corporation 2004 Employee Stock Purchase Plan which began on                     , 20     (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the participation in the 2004 Employee Payroll Deduction Stock Purchase Plan for the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period, and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Dated:

B-1